Exhibit 1

         On October 22, 2004, Shannon River Partners, LP, Shannon River Partners II, L.P. and Shannon River Fund Management Co LLC, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc., jointly filed a Statement of Beneficial Ownership on Schedule 13G (the "Original 13G") with respect to the issuer's common stock, par value $.001 per share (the "Common Stock"), reflecting Shannon River Fund Management Co LLC's relationship as Portfolio Manager with respect to the shares of Common Stock beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. As of January 1, 2005, Shannon River Fund Management Co LLC ceased serving as Portfolio Manager with respect to the shares of Common Stock beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. Therefore, all further filings, if any, required to be made by Shannon River Fund Management Co LLC and its affiliated entities with respect to the securities reported on the Original 13G will be made separately from all such filings required, if any, by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc.